================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                OCTOBER 31, 1997
                Date of Report (Date of earliest event reported)

                           HORIZON HEALTH CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                           1-13626                           75-2293354
(State or other jurisdiction               (Commission                       (IRS Employer
     of incorporation)                     File Number)                   Identification No.)

                            1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011
             (Address of principal executive offices and zip code)

                                 (972) 420-8200
                        (Registrant's telephone number,
                              including area code)
================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On October 31, 1997, the Registrant acquired all the issued and outstanding shares of capital stock of Acorn Behavioral HealthCare Management Corporation, a Pennsylvania corporation ("Acorn"), pursuant to a Stock Purchase Agreement dated October 20, 1997 by and among the Registrant, Dr. Melvyn S. Goldsmith, Barbara
C. Goldsmith and Acorn. The shares of Acorn capital stock were acquired from Dr. Melvyn S. Goldsmith and Barbara C. Goldsmith, the sole stockholders of Acorn.

     The purchase price was approximately $12.7 million in cash of which the Registrant funded approximately $1.7 million out of working capital and approximately $11.0 million from an advance under its existing revolving credit facility with Texas Commerce Bank, N.A.

     Acorn provides employee assistance programs and other related services to self-insured employers. At October 1, 1997, Acorn had 122 contracts with employers covering over 246,000 employees and, under most contracts, the dependents of the employees. Acorn's services are provided by independent health care professionals that have contracted with Acorn on a fee-for-service basis. At October 1, 1997, Acorn's provider network was composed of over 7,000 individual providers located throughout the United States.

     Acorn is headquartered in the Philadelphia metropolitan area and employs 52 employees, all of which are located in its corporate offices.

     The Registrant will account for the acquisition of Acorn as a purchase.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Acorn Behavioral HealthCare Management Corporation.

        See Page F-1 of this Report for the Index to Financial Statements filed as a part of this report.

     (b) Pro Forma Financial Information

        See Page F-1 of this Report for the Index to Financial Statements filed as a part of this report.

     (c) Exhibits

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           2.1           -- Stock Purchase Agreement, dated October 20, 1997, among the Registrant, Dr. Melvyn S. Goldsmith, Ph.D., Barbara
                            C. Goldsmith and Acorn Behavioral HealthCare Management
                            Corporation (incorporated herein be reference to Exhibit
                            2.1 to the Registrant's Current Report on Form 8-K dated
                            September 1, 1997 filed with the Commission on October
                            20, 1997).
          23.1           -- Consent of Price Waterhouse LLP*

---------------

* Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            HORIZON HEALTH CORPORATION

Date: November 5, 1997                      By:     /s/ JAMES W. MCATEE
                                              ----------------------------------
                                                       James W. McAtee
                                              Executive Vice President, Finance
                                                        & Administration
                                                (Principal Financial Officer)

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Acorn Behavioral HealthCare Management Corporation
  Report of Independent Accountants.........................   F-2
  Balance Sheet as of August 31, 1997.......................   F-3
  Statement of Income for the year ended August 31, 1997....   F-4
  Statement of Changes in Stockholders' Equity for the year
     ended August 31, 1997..................................   F-5
  Statement of Cash Flows for the year ended August 31,
     1997...................................................   F-6
  Notes to Financial Statements.............................   F-7
Unaudited Pro Forma Condensed Combined Financial Statements
  Introduction to Unaudited Pro Forma Condensed Combined
     Financial Statements...................................  F-10
  Unaudited Pro Forma Condensed Combined Balance Sheet as of
     August 31, 1997........................................  F-11
  Unaudited Pro Forma Condensed Combined Statement of Income
     for the year ended August 31, 1997.....................  F-12
  Notes to Unaudited Pro Forma Condensed Combined Financial
     Statements.............................................  F-13

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Acorn Behavioral HealthCare Management Corporation

     In our opinion, the accompanying balance sheet and the related statement of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Acorn Behavioral HealthCare Management Corporation (the "Company") at August 31, 1997, and the results of its operations and its cash flows for the year ended August 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Dallas, Texas
October 2, 1997

               ACORN BEHAVIORAL HEALTHCARE MANAGEMENT CORPORATION

                                 BALANCE SHEET
                                AUGUST 31, 1997

                                     ASSETS

Current assets:
  Cash and short-term investments...........................  $1,446,603
  Accounts receivable.......................................     185,234
  Prepaid expenses..........................................      19,463
  Other current assets......................................       1,725
                                                              ----------
          Total current assets..............................   1,653,025
                                                              ----------
Equipment:
  Equipment and furniture...................................     489,684
  Automobiles...............................................      79,976
  Leasehold improvements....................................      36,681
                                                              ----------
                                                                 606,341
  Less accumulated depreciation.............................     494,483
                                                              ----------
                                                                 111,858
                                                              ----------
          Total assets......................................  $1,764,883
                                                              ==========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term capital lease obligations....  $   20,978
  Accounts payable and accrued expenses, including amounts
     payable to a related party of $9,550...................      18,774
  Accrued claims payable....................................     123,135
                                                              ----------
          Total current liabilities.........................     162,887
Long-term capital lease obligation -- net of current
  portion...................................................      26,216
                                                              ----------
          Total liabilities.................................     189,103
Commitments and contingencies
Stockholders' equity:
  Common stock, $10.00 par value, 1,000 shares authorized;
     100 shares issued and outstanding......................       1,000
  Retained earnings.........................................   1,574,780
                                                              ----------
                                                               1,575,780
                                                              ----------
          Total liabilities and stockholders' equity........  $1,764,883
                                                              ==========

                See accompanying notes to financial statements.

               ACORN BEHAVIORAL HEALTHCARE MANAGEMENT CORPORATION

                              STATEMENT OF INCOME
                       FOR THE YEAR ENDED AUGUST 31, 1997

Revenues:
  Net patient service revenues..............................  $7,045,604
Expenses:
  Salaries and benefits.....................................   3,597,746
  Purchased services........................................   1,723,954
  Depreciation and amortization.............................      57,656
  General and administrative................................   1,034,918
                                                              ----------
Operating expenses..........................................   6,414,274
                                                              ----------
Operating income............................................     631,330
Interest income.............................................      25,734
                                                              ----------
Net income..................................................  $  657,064
                                                              ==========

                See accompanying notes to financial statements.

               ACORN BEHAVIORAL HEALTHCARE MANAGEMENT CORPORATION

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                AUGUST 31, 1997

                                                     COMMON SHARES
                                                    ----------------     RETAINED
                                                    SHARES    AMOUNT     EARNINGS       TOTAL
                                                    ------    ------    ----------    ----------
Balance at August 31, 1996.......................     100     $1,000    $1,039,019    $1,040,019
  Net income.....................................      --         --       657,064       657,064
  Distribution to stockholder....................      --         --      (121,303)     (121,303)
                                                    -----     ------    ----------    ----------
Balance at August 31, 1997.......................     100     $1,000    $1,574,780    $1,575,780
                                                    =====     ======    ==========    ==========

                See accompanying notes to financial statements.

               ACORN BEHAVIORAL HEALTHCARE MANAGEMENT CORPORATION

                            STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED AUGUST 31, 1997

Cash flows from operating activities:
  Net income................................................  $  657,064
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................      57,656
  Changes in net assets and liabilities:
     Increase in accounts receivable........................      (5,272)
     Decrease in prepaid expenses...........................      14,107
     Decrease in other assets...............................       5,000
     Increase in accounts payable and accrued expenses......       4,634
     Increase in claims payable.............................      17,076
                                                              ----------
Cash flows provided by operating activities.................     750,265
                                                              ----------
Cash flows from investing activities:
  Purchase of equipment.....................................      (9,539)
                                                              ----------
Cash flows used in investing activities.....................      (9,539)
                                                              ----------
Cash flows from financing activities:
  Payments on debt..........................................      (8,131)
  Distribution to stockholder...............................    (121,303)
                                                              ----------
Cash flows used in financing activities.....................    (129,434)
                                                              ----------
Net increase in cash and short-term investments.............     611,292
Cash and short-term investments at beginning of year........     835,311
                                                              ----------
Cash and short-term investments at end of year..............  $1,446,603
                                                              ==========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
     Interest...............................................  $    2,831
                                                              ==========
Supplemental disclosure of noncash investing activities:
  Capital lease obligations assumed in connection with
     equipment purchase.....................................  $   55,411
                                                              ==========

                See accompanying notes to financial statements.

               ACORN BEHAVIORAL HEALTHCARE MANAGEMENT CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                AUGUST 31, 1997
1. ORGANIZATION

     Acorn Behavioral HealthCare Management Corporation (the "Company") provides behavioral healthcare management services to self-insured health plans for corporate clients. The clients of the Company are widely diversified, both geographically and in type of business.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and Short-Term Investments: Cash and Short-Term Investments include securities with original maturities of three months or less when purchased.

     Equipment: Property and equipment are recorded at cost. Depreciation expense is recorded over the assets' estimated useful lives using an accelerated method. The useful life of furniture and equipment and automobiles are estimated to be five years to seven years. Routine maintenance and repair items are charged to current operations.

     Capital Leases: The Company has entered into leases for office equipment which are accounted for as capital leases. At inception of the lease, the equipment and the related obligations are recorded at the net present value of future minimum lease payments, excluding executory costs, discounted using the Company's incremental borrowing rate.

     Net Patient Service Revenue: Net Patient Service Revenue is reported when earned at the estimated net realizable amounts. Under certain managed care contracts the Company provides diagnostic and therapeutic services for a fixed rate per member per month fee. Revenues from the capitated fees are recorded in the month for which the member is entitled to service (see Note 5).

     Long-Lived and Intangible Assets: The Company has adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and Assets to be Disposed of" ("SFAS 121"). Under SFAS 121, the Company recognizes impairment losses on property and equipment whenever events or changes in circumstances indicate that the carrying amount of long-lived assets, on an individual property basis, may not be recoverable through undiscounted future cash flows. Such losses are determined by comparing the fair value of the asset to the carrying amount of the asset. Impairment losses are recognized in operating income as they are determined. As of August 31, 1997, no impairment losses have been incurred.

     Income Taxes: The Company has elected S Corporation status with the Internal Revenue Service. As such, all income or loss of the Company accrues directly to its stockholders. Accordingly, no provision for income taxes has been made in these financial statements.

     Use of Estimates: The Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

               ACORN BEHAVIORAL HEALTHCARE MANAGEMENT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3. LEASES AND RELATED PARTY TRANSACTIONS

     Acorn has entered into leases for office equipment accounted for as capital leases. Future minimum lease payments due under capital leases are as follows:

YEAR ENDED AUGUST 31,
1998........................................................  $ 20,978
1999........................................................    20,978
2000........................................................    10,495
                                                              --------
                                                                52,451
Less: amount representing interest..........................     5,257
                                                              --------
Present value of minimum lease payments.....................    47,194
Less: Current...............................................   (20,978)
                                                              --------
                                                              $ 26,216
                                                              ========

     The Company leases its office building from an affiliated entity owned by a stockholder of the company; these leases are considered to be at fair market value and are accounted for as operating leases. The following is a schedule of minimum rental payments due under these leases which expire at various dates:

YEAR ENDED AUGUST 31:
1998........................................................  $334,540
1999........................................................   113,300
                                                              --------
                                                              $447,840
                                                              ========

     Rent expense for the year ended August 31, 1997 was $318,572.

4. RETIREMENT PLAN

     Acorn has a defined contribution 401(k) plan for the benefit of all eligible employees. In general, employees become eligible after one year of full-time employment with the Company. Eligible employees may contribute up to 15% of their compensation to this plan. Employee contributions are matched at a rate of 50% up to 10% of an employee's compensation. The Company's matching contributions are vested at 20% per year with full vesting occurring five years from the date of eligibility. The Company's matching contributions were $43,842 for the year ended August 31, 1997.

5. COMMITMENTS AND CONTINGENCIES

  Contracts

     The Company participates in agreements with corporations to provide behavioral healthcare management services to members of a group at a fixed rate per-member, per-month, regardless of the actual services performed, and certain other services as defined in the contract in accordance with an agreed upon fee schedule. During fiscal year ending August 31, 1997, approximately 90% of the Company's net revenues were derived from capitated contracts. Revenues under these contracts are recorded in the month fees are earned. Expenses are recorded as incurred including an estimate of expenses incurred but not reported.

     The Company estimates the costs of providing services under these contracts by using historical experience and anticipated utilization rates. The company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts.

               ACORN BEHAVIORAL HEALTHCARE MANAGEMENT CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Litigation

     In the normal course of operations, the Company has become party to claims, and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

6. SUBSEQUENT EVENTS (UNAUDITED)

     On October 31, 1997, the Company's stockholders sold all of the outstanding capital stock of the Company to Horizon Health Corporation for approximately $12.7 million in cash.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements give effect to the acquisition by the Company of Acorn in a transaction to be accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual balance sheets of the Company and Acorn appearing elsewhere in this Prospectus and has been prepared to reflect the acquisition by the Company of Acorn as of August 31, 1997. The unaudited pro forma statement of income is based on the individual statements of income of the Company and Acorn appearing elsewhere in the Prospectus, and combines the results of operation of the Company and Acorn for the year ended August 31, 1997 as if the acquisition occurred on September 1, 1996. These unaudited pro forma financial statements should be read in conjunction with the Consolidated Financial Statements and Notes thereto of the Company and the Financial Statements and Notes thereto of Acorn included elsewhere in this Prospectus.

                           HORIZON HEALTH CORPORATION

             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                AUGUST 31, 1997

                                     ASSETS

                                                                     PRO FORMA        PRO FORMA
                                         HORIZON        ACORN       ADJUSTMENTS       COMBINED
                                       -----------    ----------    -----------      -----------
Current Assets:
  Cash and short-term investments....  $ 5,516,575    $1,446,603    $(1,439,928)(a)  $ 3,795,402
                                                                     (1,727,848)(c)
  Accounts receivable less allowance
     for uncollectible accounts......   11,995,254       185,234             --       12,180,488
  Income taxes receivable............      951,256            --             --          951,256
  Receivable from employees..........       63,303            --             --           63,303
  Prepaid expenses and other
     assets..........................      404,239        21,188             --          425,427
  Current deferred taxes.............    1,687,512            --             --        1,687,512
                                       -----------    ----------    -----------      -----------
          Total current assets.......   20,618,139     1,653,025     (3,167,776)      19,103,388
                                       -----------    ----------    -----------      -----------
Property and equipment:
  Equipment..........................    3,694,717       606,341       (494,483)(f)    3,746,465
                                                                        (60,110)(a)
  Building improvements..............      255,406            --             --          255,406
                                       -----------    ----------    -----------      -----------
                                         3,950,123       606,341       (554,593)       4,001,871
  Less accumulated depreciation......    2,208,083       494,483       (494,483)(f)    2,208,083
                                       -----------    ----------    -----------      -----------
                                         1,742,040       111,858        (60,110)       1,793,788
Goodwill, net of accumulated
  amortization.......................   21,553,594            --      9,281,358(e)    30,834,952
Management contracts, net of
  accumulated amortization...........    4,451,426            --      3,370,748(e)     7,822,174
Other assets.........................      363,208            --             --          363,208
                                       -----------    ----------    -----------      -----------
          Total assets...............  $48,728,407    $1,764,883    $ 9,424,220      $59,917,510
                                       ===========    ==========    ===========      ===========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable...................  $ 1,747,393    $   18,774    $        --      $ 1,766,167
  Employee compensation and
     benefits........................    6,233,477            --             --        6,233,477
  Accrued expenses...................    7,572,929       144,113             --        7,717,042
                                       -----------    ----------    -----------      -----------
          Total current
            liabilities..............   15,553,799       162,887             --       15,716,686
                                       -----------    ----------    -----------      -----------
Other liabilities....................      355,803        26,216             --          382,019
Deferred income taxes................      987,704            --             --          987,704
Long-term debt.......................           --            --     11,000,000(b)    11,000,000
                                       -----------    ----------    -----------      -----------
          Total liabilities..........   16,897,306       189,103     11,000,000       28,086,409
Minority interest....................      148,648            --             --          148,648
Stockholders' Equity:
  Common stock.......................       69,668         1,000         (1,000)(d)       69,668
  Additional paid-in-capital.........   16,739,425            --             --       16,739,425
  Retained earnings..................   14,873,360     1,574,780     (1,500,038)(a)   14,873,360
                                                                        (74,742)(d)
                                       -----------    ----------    -----------      -----------
          Total stockholders'
            equity...................   31,682,453     1,575,780     (1,575,780)      31,682,453
                                       -----------    ----------    -----------      -----------
          Total liabilities and
            stockholders' equity.....  $48,728,407    $1,764,883    $ 9,424,220      $59,917,510
                                       ===========    ==========    ===========      ===========

                           HORIZON HEALTH CORPORATION

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                       FOR THE YEAR ENDED AUGUST 31, 1997

                                                                     PRO FORMA       PRO FORMA
                                        HORIZON         ACORN       ADJUSTMENTS      COMBINED
                                      ------------    ----------    -----------    -------------
Revenues:
  Contract management revenue......   $102,263,283    $       --                   $ 102,263,283
  Other............................      7,003,512     7,045,604                      14,049,116
                                      ------------    ----------                   -------------
          Total revenue............    109,266,795     7,045,604                     116,312,399
                                      ------------    ----------
Operating expenses:
  Salaries and benefits............     60,048,345     3,597,746    $(1,473,800)(i)    62,172,291
  Purchased services...............     16,466,115     1,723,954                      18,190,069
  Provision for bad debts..........      3,033,693            --                       3,033,693
  Depreciation and amortization....      2,201,450        57,656        713,569(h)     2,972,675
  Other............................     12,795,910     1,034,918                      13,830,828
  Merger expenses..................      3,527,671            --                       3,527,671
                                      ------------    ----------    -----------    -------------
          Total operating
            expenses...............     98,073,184     6,414,274       (760,231)     103,727,227
                                      ------------    ----------    -----------    -------------
Operating income...................     11,193,611       631,330        760,231       12,585,172
Interest and other income
  (expense), net...................        119,986        25,734       (955,889)(g)      (810,169)
                                      ------------    ----------    -----------    -------------
Net income before income taxes.....     11,313,597       657,064       (195,658)      11,775,003
Income tax expense.................      4,517,688            --        175,334(j)     4,693,022
                                      ------------    ----------    -----------    -------------
Net income before minority
  interest.........................      6,795,909       657,064       (370,992)       7,081,981
Minority interest..................       (139,893)           --                        (139,893)
                                      ------------    ----------    -----------    -------------
Net income.........................   $  6,656,016    $  657,064       (370,992)   $   6,942,088
                                      ============    ==========    ===========    =============
Net income per common share........   $       0.83    $      N/A                   $         .86
                                      ============    ==========                   =============
Weighted average common and common
  equivalent shares outstanding....      8,061,879           N/A                       8,061,879
                                      ============    ==========                   =============

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The pro forma balance sheet and statement of income have been prepared to reflect the acquisition of Acorn by the Company for an aggregate purchase price of $12,727,848. Pro forma adjustments are made to reflect the following:

a) An adjustment to cash, property and equipment and retained earnings for bonuses and distributions of cash and assets made at closing in accordance with the Stock Purchase Agreement among Acorn, Dr. Melvyn S. Goldsmith, Ph.D., Barbara C. Goldsmith and the Company.

b) The increase in debt for the portion of the purchase price that was borrowed.

c) The decrease in cash for the portion of the purchase price paid from existing cash.

d) The elimination of the stockholders' equity accounts of Acorn.

e) The estimated excess of acquisition cost over the fair value of tangible net assets acquired which has been allocated to management contracts and goodwill.

f) An adjustment to property and equipment to reflect assets acquired at net book value.

g) Annual interest charges on $11,000,000 of debt incurred in connection with the acquisition and loss of interest income on cash to be distributed at closing. Interest was calculated based on annual rate of 7.25% for the debt incurred and 5.0% on the cash distributed.

h) Amortization of management contracts on a straight-line basis over 7 years and goodwill on a straight-line basis over 40 years.

i) An adjustment to salaries and benefits for the differences between the compensation paid to operating executives of Acorn prior to the acquisition and the amount that the Company is contractually obligated to pay in accordance with the acquisition agreement.

j) Adjustment of income taxes relating to adjustments (g), (h) and (i) and to reflect a provision for income taxes on the net income of Acorn at an effective rate of 38%. Prior to the acquisition, Acorn had elected S Corporation status with the Internal Revenue Service. As such, all income or loss of Acorn accrued directly to its stockholders and no provision for income taxes had been made in the historical financial statements.

                               INDEX TO EXHIBITS

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           2.1           -- Stock Purchase Agreement, dated October 20, 1997, among the Registrant, Dr. Melvyn S. Goldsmith, Ph.D., Barbara
                            C. Goldsmith and Acorn Behavioral HealthCare Management
                            Corporation (incorporated herein be reference to Exhibit
                            2.1 to the Registrant's Current Report on Form 8-K dated
                            September 1, 1997 filed with the Commission on October
                            20, 1997).
          23.1           -- Consent of Price Waterhouse LLP*

---------------

* Filed herewith.